EXHIBIT 10.3

                             SHAREHOLDERS' AGREEMENT

                                     between

                              Bucyrus Holdings GmbH

                                       and

                             HMS Hamburg Trust GmbH

                                      Dated

                                December 16, 2006

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                                Table of Contents

Exhibits ...................................................................   3
Definitions ................................................................   4
Preamble ...................................................................   5
1.    Articles of Association ..............................................   6
2.    Corporate Bodies of the Company ......................................   6
3.    Shareholdings in the Company .........................................   6
4.    Shareholders' Meeting ................................................   7
5.    Management Board .....................................................   8
6.    Disposition of Shares in the Company .................................   9
7.    Redemption of Class A Share ..........................................  10
8.    Financing of the Company; Pledges ....................................  11
9.    Right of Inspection ..................................................  12
10.   Profit and Loss Transfer Agreements ..................................  12
11.   Delivery of Confirmations ............................................  12
12.   Forward Purchase .....................................................  13
13.   Voting in DBT, Merger ................................................  13
14.   Term and Termination .................................................  14
15.   Confidentiality and Public Announcements .............................  14
16.   Notices ..............................................................  15
17.   Costs ................................................................  16
18.   Miscellaneous ........................................................  16


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                                    Exhibits

Exhibit 1             Articles of Association
Exhibit 12            Forward Purchase Agreement
Exhibit 13.1.4        R&D Agreement


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                                   Definitions

Acquisition Financing .....................................................    9
Agreement .................................................................    6
Articles of Association ...................................................    6
Bucyrus ...................................................................    5
Business Days .............................................................   15
Class A Share .............................................................    6
Class B Share .............................................................    6
Company ...................................................................    5
Compensation ..............................................................   10
DBT .......................................................................    5
Forward Purchase Agreement ................................................   12
Hamburg Trust .............................................................    5
HT Interest ...............................................................    6
Management Board ..........................................................    6
Professor Dr. Schulte's Confirmation ......................................   12
Purchaser's Confirmation ..................................................   11
R&D Agreement .............................................................   12
RCI .......................................................................    5
Shareholder ...............................................................    5
Shareholders ..............................................................    5
Shareholders' Meeting .....................................................    6
Social Charter ............................................................    7
SPA .......................................................................    5
Transaction ...............................................................    5
Transferee ................................................................    9


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                             SHAREHOLDERS' AGREEMENT

                                 By and between

1. Bucyrus Holdings GmbH, c/o Rechtsanwalte Freshfields Bruckhaus Deringer, Feldmuhleplatz 1, 40545 Dusseldorf,

                                                                   - "Bucyrus" -

2.          HMS Hamburg Trust GmbH (currently  still operating under the name of
            ,,Ad    acta"    676.     Vermogensverwaltungsgesellschaft     mbH),
            Lornsenstra(beta)e 6, 22767 Hamburg,

                                                             - "Hamburg Trust" -

           - Bucyrus and Hamburg Trust hereinafter individually, a "Shareholder"
                                          and collectively, the "Shareholders" -

Preamble

A. WHEREAS, the Shareholders established a limited liability company (Gesellschaft mit beschrankter Haftung) pursuant to German law, registered with the commercial register (Handelsregister) maintained at the local court (Amtsgericht) of Dusseldorf, Germany, under the name DBT Holdings GmbH (the "Company") under registration number HRB 55323. The Shareholders are the sole shareholders of the Company and participate in the share capital (Stammkapital) of the Company as follows:

            --------------------------------------------------------------------
                                Nominal amount of share in EUR        Share in %
            --------------------------------------------------------------------
            Bucyrus                                     24,950              49.9
            --------------------------------------------------------------------
            Hamburg Trust                               25,050              50.1
            --------------------------------------------------------------------
            TOTAL                                       50,000               100
            --------------------------------------------------------------------

B. WHEREAS, by virtue of a share purchase agreement (the "SPA") between, inter alia, the Company and RAG Coal International Aktiengesellschaft ("RCI") the Company will acquire all shares in DBT GmbH, a corporation organized under the laws of Germany as limited liability company (GmbH) and registered with the commercial register maintained at the local court of Dortmund under HRB 17120 ("DBT") from RCI (the "Transaction");


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C.          WHEREAS,  in  order  to  regulate  their  internal  relationship  as shareholders of the Company,  the Shareholders  intend to enter into
            this   shareholders'   agreement   including   its   exhibits   (the
            "Agreement").

Now, therefore, the Parties agree as follows:

1.          Articles of Association

            If any provisions of the Articles of Association (Satzung) of the Company (the "Articles of Association") which are attached hereto as
            Exhibit 1 at any time conflict with any provisions of this Agreement, the provisions of this Agreement shall, as far as legally permitted, prevail and the Shareholders shall exercise all rights conferred upon them to procure the amendment of the Articles of Association to the extent necessary to permit the Company and its affairs to be administered as provided for in this Agreement.

2.          Corporate Bodies of the Company

2.1 Corporate Bodies. The Company shall have the following corporate bodies:

            2.1.1   the "Shareholders' Meeting" (Gesellschafterversammlung); and

            2.1.2   the "Management Board" (Geschaftsfuhrung).

2.2 Employee Co-determination. It is the Shareholders' understanding that the Company will not be subject to employee co-determination (Arbeitnehmermitbestimmung).

3.          Shareholdings in the Company

3.1 Shareholdings. The only shareholders in the Company shall be Bucyrus and Hamburg Trust.

3.2 Categories of Shares. The Articles of Association shall provide for two categories of shares in the Company: The share to be subscribed by Hamburg Trust (the "HT Interest") shall be qualified as A-class share (the "Class A Share"), the share to be subscribed by Bucyrus shall be qualified as B-class share (the "Class B Share").


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3.3         Class A Share.  The Class A Share  shall  confer  upon its holder no voting rights and shall not entitle its holder to dividend rights. The participation of the Class A Share in liquidation proceeds shall be limited to a maximum amount of EUR 8,000,000. The Class A Share shall confer upon its holder the consent rights described in Section
            4.3 and 8.3 and such other rights attached to such share under applicable mandatory law and the Articles of Association.

3.4 Class B Share. The Class B Share shall confer upon its holder such rights as if it were the owner of shares conferring 100 % of the voting rights subject only to the limitations resulting from the stipulations contained in Section 4.3 and applicable mandatory statutory laws. The holder of the Class B Share shall have the sole right to resolve or to have resolved any distribution of dividends of DBT or the Company.

4.          Shareholders' Meeting

4.1 Matters for Shareholders' Meeting. Except as otherwise provided for in this Agreement or by applicable law, the Shareholders' Meeting shall determine all matters concerning the Company, including but not limited to the matters listed in ss. 46 of the German Limited Liability Company Act (Gesetz betreffend die Gesellschaften mit beschrankter Haftung). In particular, but not limited to, the Shareholders' Meeting shall resolve upon the following matters:

            4.1.1    amendments to the Articles of Association;

            4.1.2 establishment of and any amendments to the Rules of Procedure for the Management Board (as defined below);

            4.1.3 consent to the annual financial statements (Feststellung des Jahresabschlusses) and the appropriation of the profit (Gewinnverwendung) of the Company;

            4.1.4 consent to the annual business plan (Geschaftsplan) of the Company including an operating budget;

            4.1.5    dissolution (Auflosung) of the Company;

            4.1.6    continuation of the dissolved Company;

            4.1.7    consent to the disposition of shares in the Company; and

            4.1.8    acts     under    the     German     Reorganization     Act
                     (Umwandlungsgesetz).

4.2 Voting Right. Subject to Sections 3.3 and 4.3 the Shareholders agree to exercise their influence on the Company exclusively through the Shareholders' Meeting.


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4.3         Consent  Rights  for Class A Share.  Bucyrus  may not  exercise  its voting right and adopt resolutions without the prior consent of Hamburg Trust with respect to the following matters:

            4.3.1 any action by the Company or DBT that would result in a breach of or deviation from the Social Charter (as set out in Section 15.2 of the SPA), (the "Social Charter") as in force from time to time. For the avoidance of doubt, this
                     Section 4.3.1 shall include, without limitation, any shareholders' resolutions consenting to acts to be taken by the managing directors of the Company which would result in a breach of or deviation from the Social Charter;

            4.3.2 any amendments to the Articles of Association of the Company or DBT to the extent such amendments relate to the Social Charter; and

            4.3.3 any amendments to the Articles of Association of the Company to the extent that such amendments adversely affect the rights of Hamburg Trust as holder of the Class A Share.

4.4 Majority Requirements. Unless otherwise provided for by mandatory law the Shareholders' Meeting shall take all decisions with the majority of the votes cast.

4.5         Procedures.   To  the  extent   permitted   by  law,   Shareholders'
            resolutions may be passed without convening and holding a Shareholders' Meeting in writing, by facsimile or by telecommunication (e.g. by conference call or video conference) if Bucyrus gives its consent and approval to such procedure and the information and participation rights of Hamburg Trust are met.

4.6 Rules and Regulations. Bucyrus as Shareholder with the prior written consent by Hamburg Trust may establish such rules and regulations for the conduct of the Shareholders' Meetings, as it deems necessary or advisable, except insofar as any such rules and regulations would be inconsistent with the provisions of applicable law, the Articles of Association or this Agreement.

4.7 Change of Seat. It is currently intended that the Shareholders' Meeting will resolve in due course on a change of the Company's registered seat from Dusseldorf to Essen.

5.          Management Board

5.1 Managing Directors. The Management Board of the Company shall consist of [two] managing directors (Geschaftsfuhrer) who in each case shall have the power to represent the Company individually and who shall be exempted from the limitations of ss. 181 of the German Civil Code (Burgerliches Gesetzbuch) except as resolved otherwise by the Shareholders' Meeting. The managing directors of the Company shall be


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            appointed  and their  appointment  shall be revoked  exclusively  by
            Bucyrus. For the avoidance of doubt, Hamburg Trust shall not have voting rights with regard to the appointment or the removal of any managing director and to their power to represent the Company.

5.2 Scope of Responsibilities. The managing directors shall conduct the day-to-day operations of the Company and, notwithstanding their legally unlimited authority to bind the Company towards third parties, shall observe the general and individual instructions issued by the Shareholders' Meeting.

6.          Disposition of Shares in the Company

6.1 Transfer Restrictions. Prior to the closing of the Forward Purchase Agreement (as defined below), the Shareholders mutually agree that neither Bucyrus nor Hamburg Trust shall transfer (except as otherwise provided explicitly in this Section 6), the whole or part of its respective shareholding in the Company (or DBT after merger) to any third party. Bucyrus is entitled to transfer the Class B Share in full or in part to any affiliate of Bucyrus within the meaning of Section 15 of the German Stock Corporation Act (AktG) if such affiliate undertakes vis-a-vis Hamburg Trust to adhere to this Agreement, assume and comply with any obligation of Bucyrus under this Agreement; Section 7.2 last sentence shall apply mutatis mutandis with respect to the obligations of the transferee. The Shareholders may not pledge or create an encumbrance other than (i) in the case of Hamburg Trust for the benefit of Bucyrus (which may be subordinated according to Section 3.4 of the Forward Purchase Agreement) and (ii) in the case of Bucyrus and Hamburg Trust under the financing made available for the purpose of financing the shares in DBT or any refinancing thereof (the "Acquisition Financing") over the whole or part of their shareholdings. Bucyrus shall indemnify Hamburg Trust for, and shall hold Hamburg Trust harmless from, any and all liabilities that may result from the breach of applicable provisions regarding the maintenance of the share capital of the Company and repayment of any share capital, including pursuant to Sections 30, 31 GmbHG if and to the extent such breach (i) results in a benefit of Bucyrus, any affiliate of Bucyrus within the meaning of section 15 of the German Stock Corporation Act (AktG) or any third party being attributed to Bucyrus or any of its affiliates or
            (ii) has been initiated by Bucyrus without Hamburg Trust's consent.

6.2 Change of Control in Company or Hamburg Trust. If at any time after the Signing of the Transaction and until the Closing of the
            Transaction, (i) the Class A Share is no longer held by Hamburg Trust, (ii) Professor Dr. Heinrich M. Schulte is no longer able to exercise his all rights as shareholder of Hamburg Trust (e.g. in case of legal incapacity - Geschaftsunfahigkeit) or no longer the sole shareholder of Hamburg Trust or no longer holds the shares in Hamburg Trust for his own benefit and account free of any entitlements or rights of any third parties other than security interests approved and requested by the Company or (iii) Professor Dr. Heinrich M. Schulte is no longer


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            able to act as  managing  director  of  Hamburg  Trust or not longer acting as the sole managing director of Hamburg Trust irrevocably appointed until and including the Forward Purchase Closing Date (as defined in the Forward Purchase Agreement) with no intention of his dismissal or resignation or (iv) Hamburg Trust has any further operations or assets other than the Class A Share or has any further business purpose other than to hold the Class A Share, the Company is required under the SPA to inform RCI in writing about those changes without undue delay. Hamburg Trust undertakes to provide the Company this information without undue delay and Bucyrus and Hamburg Trust shall instruct the managing directors of the Company to convey the information to RCI in accordance with the terms of the SPA.

            Upon receipt of such information, RCI may prior to the Closing of the Transaction request the sale and transfer of the Class A Share to RCI or such third party as RCI and Bucyrus jointly designate in writing as acquirer of the Class A Share (RCI or such third party the "Transferee", Section 7.1.7 SPA). In case any event as described in the first sentence of this subpara. of Section 6.2 occurs Bucyrus is entitled to demand from Hamburg Trust and Hamburg Trust hereby irrevocably agrees that Hamburg Trust shall sell and transfer the Class A Share to the Transferee. The foregoing is an agreement for the benefit of RCI in the meaning of Sec. 328 BGB (echter Vertrag zugunsten Dritter).

7.          Redemption of Class A Share

7.1 Redemption provision. The Articles of Association shall provide for the right of the Company to redeem the Class A Share. Such redemption shall only be possible with prior written consent of Hamburg Trust except in the following cases:

            7.1.1 The Class A Share is partly or fully seized by one or more creditors of Hamburg Trust other than Bucyrus and its affiliated companies within the meaning of ss. 15 German Stock Corporation Act (AktG); or

            7.1.2 Insolvency or similar proceedings are instituted in relation to the assets of Hamburg Trust or the institution of such proceedings is applied for by Hamburg Trust or refused for reason of the lack of assets; or

            7.1.3 Hamburg Trust files a petition for judicial dissolution of or declares withdrawal from the Company.

            Hamburg Trust hereby irrevocably consents to a redemption of the Class A Share if (i) any of the Assignment Conditions set forth in
            Section 5.2 of the Forward Purchase Agreement is fulfilled and (ii) the Forward Purchase Price according to the Forward Purchase Agreement has not been paid to Hamburg Trust prior to the execution of the redemption right by a corresponding written declaration of the Company's managing directors.

7.2 Redemption compensation. If and to the extent the Class A Share is redeemed Hamburg Trust shall be entitled to a compensation (the "Compensation") which equals


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            the  amount  of  the  purchase  price  under  the  Forward  Purchase
            Agreement  (as defined  below).  Bucyrus  herewith  irrevocably  and
            unconditionally   guarantees  within  the  meaning  of  a  guarantee
            pursuant to Section 311 para. 1 BGB vis-a-vis Hamburg Trust that the Company will fulfill its obligations under this Section 7 as if Bucyrus were the primary obligor. The guarantee set forth in this
            Section 7.2 is a continuing guarantee and shall remain in force and in fact until the Company has performed and discharged all of its respective obligations.

7.3 Execution of redemption right. If any of the Assignment Conditions set forth in (v) of Section 5.2 of the Forward Purchase Agreement turns out to be incorrect before the Closing set forth in the SPA has been completed, the Company shall only exercise the redemption right according to its Articles of Association without the prior written consent of Hamburg Trust if and when RCI has not exercised its rights to request a transfer of the Class A Share according to
            Section 7.1.7 of the SPA up to the completion of such Closing.

8.          Financing of the Company; Pledges

8.1         Initial  Financing.  The  Company  shall be  initially  financed  by
            capital   contributions   (Stammeinlagen)  of  the  Shareholders  as
            described in lit. A of the Preamble.

8.2 Subsequent Financing. Hamburg Trust shall not be obliged to contribute any additional funds to the Company regardless whether as equity or debt or under any other instrument. Bucyurs shall be free to decide on how to finance the Company.

8.3 Pledges. Upon request by Bucyrus, Hamburg Trust shall cooperate to the fullest extent possible to pledge the Class A Share in relation to the Acquisition Financing or in case of any refinancing of the Acquisition Financing provided, however, that any liability of Hamburg Trust under such pledge shall be limited to the Class A Share. In the event any security interest created hereunder is enforced or affects the execution and completion of the transactions contemplated under the Forward Purchase Agreement (including the redemption of the Class A Share in lieu of its sale and transfer) Bucyrus shall pay to Hamburg Trust the amount of the purchase price under the Forward Purchase Agreement.


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9.          Right of Inspection

            Up to 2 authorized representatives of each Shareholder shall have the right to review the books and records of the Company in accordance with ss. 51a of the Germany Law Pertaining to Companies with Limited Liability (GmbHG).

10.         Profit and Loss Transfer Agreements

            Hamburg Trust agrees herewith to the conclusion of (i) a profit and loss transfer agreement, a domination agreement or other enterprise agreements within the meaning of Sections 291 et seq. of the German Stock Corporation Act (AktG) between DBT and the Company, (ii) a profit and loss transfer agreement, a domination agreement or other enterprise agreements within the meaning of Sections 291 et seq. of the German Stock Corporation Act (AktG) between the Company and Bucyrus and (iii) to a change of DBT's financial year upon request of Bucyrus.

11.         Delivery of Confirmations

11.1 Confirmation of the Company. The SPA provides that at the Closing (as defined in the SPA) of the Transaction the Company shall deliver to RCI a written statement executed by Hamburg Trust and Bucyrus confirming that (i) as of the Closing the HT Interest is held by Hamburg Trust and (ii) that this Agreement is in full force and effect until the consummation of the Forward Purchase Execution Date (as defined in the Forward Purchase Agreement; such statement shall be referred to as the "Purchaser's Confirmation"). The Shareholders agree to duly execute the Purchaser's Confirmation and to instruct the managing directors of the Company to provide RCI with the Purchaser's Confirmation at the Closing of the Transaction.

11.2 Confirmation of Prof. Schulte. The SPA provides that at the Closing of the Transaction RCI shall deliver to the Company a written statement executed by Professor Dr. Heinrich M. Schulte that (i) Professor Dr. Heinrich M. Schulte (x) is the sole shareholder of Hamburg Trust, (y) is able to exercise his rights as shareholder of Hamburg Trust (which is, for example, not true in case of legal incapacity - Geschaftsunfahigkeit), (z) he personally holds the shares in Hamburg Trust for his own benefit and account free of any third party entitlements or rights other than security interests approved and requested by the Purchaser, (ii) Prof. Dr. Heinrich M. Schulte is (x) able to act as managing director of Hamburg Trust and
            (y) the sole managing director of Hamburg Trust irrevocably appointed until and including the Forward Purchase Closing Date (as defined in the Forward Purchase Agreement) with no intention of his


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            dismissal or  resignation  and (iii) Hamburg Trust has no operations or assets other than the HT Interest and has no business purpose other than to hold the HT Interest (the "Professor Dr. Schulte's Confirmation"). Hamburg Trust undertakes to provide RCI with the Professor Dr. Schulte's Confirmation in order to put RCI in the position to deliver the Professor Dr. Schulte's Confirmation to the Company at the Closing of the Transaction. The foregoing is an agreement for the benefit of RCI in the meaning of Sec. 328 BGB (echter Vertrag zugunsten Dritter).

12.         Forward Purchase

            On the date hereof, Hamburg Trust and Bucyrus enter into a share purchase agreement by which the Class A Share is sold and transferred from Hamburg Trust to Bucyrus under conditions specified in more detail in such share purchase agreement (the "Forward Purchase Agreement"). The Forward Purchase Agreement is attached hereto as Exhibit 12.

13.         Voting in DBT, Merger

13.1 Voting in DBT. The Shareholders are in agreement that the managing directors shall exercise their voting rights in the shareholders' meeting of DBT on behalf of the Company as the sole shareholder of DBT to ensure the following:

            13.1.1 The supervisory board of DBT shall be composed of twelve individuals, four of which shall be elected by the employees and eight of which shall be nominated by Bucyrus and elected by the Shareholders' meeting of DBT (one of whom shall initially be Dr. Jurgen Stadelhofer (who shall be the initial chairman), or in the event of his resignation, removal or incapacity, an individual designated by Bucyrus, who shall be the chairman). The chairman of the supervisory board shall have a casting vote in case of a deadlock.

            13.1.2 The managing directors of DBT shall be appointed and their appointment shall be revoked exclusively by Bucyrus and in each case only after prior consultation with (but not the consent of) the chairman of the supervisory board. The managing directors shall initially be William S. Tate
                     (CEO), Luis de Leon (CFO) and Hermann Oecking  (HR-Director
                     - Arbeitsdirektor).

            13.1.3 The provisions of the Social Charter shall be fulfilled by DBT.

            13.1.4 The advisory agreement between DBT and Coal & Minerals GmbH (the "R&D Agreement") as attached as Exhibit 13.1.4 by DBT shall be fulfilled in accordance with its terms.


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13.2        Application  of Agreement  after  Merger.  If at any time during the term of this Agreement the Company is merged into DBT the agreements and commitments set forth in this Agreement shall apply mutatis mutandis and the Shareholders undertake to take all necessary steps and actions to create a similar shareholders' agreement for the merged entity.

14.         Term and Termination

14.1 Term and Termination. This Agreement shall become valid upon being duly notarized. The Agreement shall terminate upon occurrence of the earlier of

            (i)   the closing of the Forward Purchase Agreement; or

            (ii) the tenth anniversary of the date of this Shareholders' Agreement.

14.2 Survival. In case of a termination of this Agreement, for whatever reason, the provisions contained in Sections 15, 16, 17 and 18 shall survive.

15.         Confidentiality and Public Announcements

15.1 Confidentiality in relation to DBT Group. Hamburg Trust shall keep the knowledge about DBT and its affiliated companies within the meaning of Sec. 15 German Stock Corporation Act (AktG) and their business operation strictly confidential.

15.2 Confidentiality in relation to this Agreement and the Parties. The Parties shall keep the knowledge obtained in connection with the negotiations and execution of this Shareholders' Agreement with respect to this Shareholders' Agreement, the transactions contemplated herein and the other Party and their Affiliates strictly confidential.

15.3 Announcements. Each of the Parties undertakes that it will not make an announcement in connection with this Shareholders' Agreement unless (i) such announcement or other disclosure is required by applicable law, legal process or any applicable stock exchange (NASDAQ) rule or regulation, or (ii) the timing and content of an announcement or other disclosure regarding this Shareholders' Agreement has been preceded by the written consent of the respective other Party (which may be granted or withheld in its reasonable discretion).

16.         Notices

            All notices, declarations and other communications under this Agreement shall be made in writing unless notarization or any other specific form is required by mandatory law, in the English language and shall be hand delivered, sent by telefax, mail or courier to the following addresses or to such other recipients or addresses which may be notified by one Shareholder to the other Shareholder in the future in writing:

            Bucyrus:

            Bucyrus Holdings GmbH
            c/o Freshfields Bruckhaus Deringer
            Attn. Dr. Anselm Raddatz / Dr. Wolfram Rhein
            Feldmuhleplatz 1
            40545 Dusseldorf
            Germany
            Telefax-No.: +49 - 211 - 4979 103

            Hamburg Trust:

            HMS Hamburg Trust GmbH
            Lornsenstra(beta)e 6
            22767 Hamburg
            Telefax-No.: +49 - 40 - 60628 - 111

                  with a copy to:

                  Buse Heberer Fromm
                  Attn: Mr. Frank Moerchen
                  Am Sandtorkai 68
                  20457 Hamburg
                  Telefax-No.: +49 - 40 - 8788698 - 40

            RAG Coal International AG:

            RAG Coal International AG

            Rechtsabteilung
            Attn. Dr. Thomas Altenbach
            Rellinghauser Stra(beta)e 1 - 11
            45128 Essen
            Germany
            Telefax-No.: +49 - 201 - 177 4039

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Attn: Dr. Bernd Mayer
                  Karl-Scharnagl-Ring 7
                  80539 Munich
                  Germany
                  Telefax-No. +49 - 89 - 24 44 95 300

17.         Costs

            All costs, including fees, expenses and charges, in connection with the preparation, negotiation and execution of this Agreement or the transactions contemplated therein, including, without limitation, the fees and expenses of professional advisors, shall be borne by the Shareholder commissioning such costs. The fees for (i) the notarization of this Agreement and (ii) the notarization of any other agreement or document to be executed under or in connection with this Agreement shall be borne equally by Hamburg Trust and Bucyrus.

18.         Miscellaneous

18.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany without regard to principles of conflicts of laws.

18.2 Jurisdiction. The regional court (Landgericht) in Essen shall have the exclusive jurisdiction for any disputes.

18.3 Entire Agreement. This Agreement comprises the entire agreement between the Shareholders concerning the subject matter hereof and shall supersede and replace all prior oral and written declarations of intention made by the Shareholders in respect thereof.

18.4 Exhibits. All exhibits to this Agreement constitute an integral part of this Agreement. In the case of a conflict between any exhibit and the provisions of this Agreement, the provisions of this Agreement shall prevail.

18.5 Amendments. Any amendments to this Agreement (including amendments to this Section 18.5) shall be valid only if made in writing, unless notarization is required by applicable law.

18.6 Interpretation. The headings in this Agreement are inserted for convenience only and shall not affect the interpretation of this Agreement. Except as set out otherwise, all references to "Section" refer to the corresponding Section of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The word "including" shall not limit the preceding words or terms.

18.7 German Terms. If provisions in this Agreement include English terms after which either in the same provision or elsewhere in this Agreement German terms have been inserted in brackets and/or italics, the respective German terms alone rather than the English terms shall be authoritative for the interpretation of the relevant provisions.

18.8 Days. "Business Days" (Werktage) (excluding, for the avoidance of doubt, Saturdays, Sundays and public holidays) shall be those prevailing in Essen/Germany, Frankfurt am Main/Germany, London/UK, the United States of America and the State of Wisconsin.

18.9 Assignment. Without the written consent of the other Shareholder, no Shareholder shall be entitled to assign any rights or claims under this Agreement. Notwithstanding the foregoing, (i) each Shareholder hereby consents to the assignment of any claims of the other Shareholder under this Agreement to any banks or other lenders as collateral for any debt incurred by such Shareholder in connection with the Acquisition Financing and (ii) Bucyrus shall be entitled to assign this Agreement or any rights or claims hereunder in full or in part (in case only part of the Class B Share is assigned) to an affiliate of Bucyrus in context of a transfer of the Class B Share to such affiliate according to section 6.1 2nd sentence above.

18.10 Set-off and Retention. No Shareholder shall be entitled to set-off (aufrechnen) against any claims of the other Shareholder under or in connection with this Agreement or to exercise any right of retention (Zuruckbehaltungsrecht) except with a claim that is undisputed or has become res judicata.

18.11 Third Party Beneficiaries. This Agreement is made for the sole benefit of the Shareholders, their respective successors and permitted assigns and except as explicitly stated otherwise herein nothing contained herein, express or implied, is intended to or shall confer upon any other individual person or legal entity any third party benefici-ary right or any other legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

18.12 Partial Invalidity. In the case that one or more provisions of this Agreement shall be invalid or unenforceable, this shall not affect the validity and enforceability of the other provisions of this Agreement. In such case the Shareholders agree to recognize and give effect to such valid and enforceable provision or provisions which reflect as closely as possible the commercial intention of such invalid or unenforceable provision as regards subject matter, amount, time, place and extent. The same shall apply in the event that this Agreement contains any omissions (Vertragslucken).

                                    * * * * *

                                                 HMS HAMBURG TRUST GMGH


                                                 By:   /s/ Dr. Wolfram Rhein
                                                     ---------------------------
                                                       Dr. Wolfram Rhein,
                                                       Attorney-in-Fact


                                                 BUCYRUS HOLDINGS GMBH


                                                 By:   /s/ Dr. Anselm Raddatz
                                                     ---------------------------
                                                       Dr. Anselm Raddatz,
                                                       Attorney-in-Fact


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